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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2002

Com21, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24009 (Commission File Number)	94-3201698 (IRS Employer Identification No.)

750 Tasman Drive
Milpitas, California 95035
(Address of principal executive offices)

Registrant's telephone number, including area code: (408) 953-9100

Item 5. Other Events

        On July 17, 2002, the Board of Directors of Com21, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each share of common stock, par value $0.001 per share, of the Company (the "Common Stock") outstanding on August 7, 2002 (the "Record Date"). The dividend is payable on August 7, 2002, to the stockholders of record on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock") at a price of $5.00 for each one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of July 19, 2002 (the "Rights Agreement"), between the Company and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent").

        Until the earlier of (1) 10 days after a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (2) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming the beneficial owner of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with a copy of a Summary of Rights to Purchase Shares of Preferred Stock of Com21, Inc. (the "Summary of Rights") that will be mailed to the holders of such stock as of the Record Date.

        The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferable only in connection with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date (including upon transfer or new issuances of Common Stock) will contain a notation incorporating the Rights Agreement by reference. With respect to Common Stock certificates containing such notation, until the Distribution Date, the Rights associated with such Common Stock certificates shall be evidenced by such certificates alone and the surrender for transfer of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable after the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

        The Rights are not exercisable until the Distribution Date. The Rights will expire on August 7, 2012 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

        The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (2) upon the grant to holders of the Preferred Stock of rights, options or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (3) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or subscription rights or warrants (other than those referred to above).

        The number of outstanding Rights is also subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, combinations or consolidations of the Common Stock occurring, in any such case, prior to the Distribution Date.

        Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared by the Board of Directors of the Company, to a minimum preferential quarterly dividend payment equal to the greater of $0.001 or 1,000 times the dividend declared per share of Common Stock. Upon any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a preferential liquidation payment equal to the greater of $0.001 per share (plus any accrued but unpaid dividends) or an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any consolidation, merger, combination or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

        Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

        In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than an Acquiring Person that holds a Right (which Rights will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right.

        In the event that, after a person or group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than an Acquiring Person that beneficially holds Rights, which Rights will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) which at the time of such transaction have a market value of two times the exercise price of the Right.

        At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or shares (or a fraction thereof) of Preferred Stock (or other equivalent preferred stock) equivalent in value thereto, per Right.

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent in such Purchase Price. The Company shall not be required to issue fractional shares of Preferred Stock or Common Stock (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock, as applicable.

        At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, supplement or amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, supplement or amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

        Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the Rights may deter certain acquirors from making takeover proposals or tender offers. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to the time an Acquiring Person becomes such, redeem all but not less than all, the then outstanding Rights at the Redemption Price.

        The form of Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the form of Certificate of Designation of Series A Junior Participating Preferred Stock of Com21, Inc., as Exhibit B the form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Shares of Preferred Stock of Com21, Inc., is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the form of Rights Agreement (and the exhibits thereto) attached.

Item 7. Financial Statements and Exhibits

(c)
Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of Com21, Inc.
4.1
Rights Agreement, dated as of July 19, 2002, between Com21, Inc. and EquiServe Trust Company, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Com21, Inc., as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Shares of Preferred Stock of Com21, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COM21, INC.
Date: August 6, 2002	By:	/s/ GEORGE MERRICK George Merrick President, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock of Com21, Inc.
4.1
Rights Agreement, dated as of July 19, 2002, between Com21, Inc. and EquiServe Trust Company, N.A., as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock of Com21, Inc., as Exhibit B the Form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Shares of Preferred Stock of Com21, Inc.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX